EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Monarch Community Bancorp, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-QSB for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: August 14, 2003	By:	/s/ John R. Schroll

John R. Schroll
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2003	And:	/s/ William C. Kurtz

William C. Kurtz
Senior Vice President and Treasurer
(Principal Financial Officer)